Exhibit 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                              USAA ACCEPTANCE, LLC


                  This Certificate of Formation of USAA Acceptance, LLC (the "LLC"), dated as of July 22, 2002, is being duly executed and filed by Michael
J. Broker, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. 18-101, et seq.).

                  FIRST. The name of the limited liability company formed hereby is USAA Acceptance, LLC.

                  SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

                  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                               /s/ Michael J. Broker
                                               ----------------------
                                               Name: Michael J. Broker
                                               Authorized Person

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                              USAA ACCEPTANCE, LLC

         This Limited Liability Company Agreement (this "Agreement") of USAA Acceptance, LLC is entered into by USAA Federal Savings Bank, a federally chartered savings association (the "Member").

         The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. 18-101, et seq.), as amended from time to time (the "Act"), and hereby agrees as follows:

         1. Name. The name of the limited liability company formed hereby is USAA Acceptance, LLC (the "Company").

         2. Certificates. Michael J. Broker, as an authorized person within the meaning of the Act, shall execute, deliver and file the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an authorized person shall cease and the Member shall thereafter be designated as an authorized person within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

         3. Purpose. The Company is formed for the object and purpose of purchasing and selling consumer loan receivables and causing the issuance of asset-backed securities.

         4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized:

         (a)

                (i) to execute and deliver, and to perform its obligations under one or more receivables purchase agreements with the Member (such receivables purchase agreements, as from time to time amended, supplemented or otherwise modified, the "Purchase Agreements"), to purchase or otherwise acquire consumer loan receivables ("Contracts") from the Member, to execute and deliver and to perform its obligations under any amendments or supplements, including any supplemental conveyances relating to one or more of the Purchase Agreements, to engage in any activities necessary, appropriate or convenient in connection with the rights and obligations of the Company under the Purchase Agreements and the acquisition of Contracts from the Member, and to execute, deliver and perform any other agreement, notice or document in connection with, relating to or contemplated by the Purchase Agreements or the acquisition of Contracts from the Member;

               (ii) to purchase, acquire, own, hold, sell, dispose of, endorse, transfer, assign, pledge and finance the Contracts (as described in each of the Purchase Agreements) including, without limitation, to grant a security interest in the Contracts;

              (iii) to engage in any activities necessary to hold, receive, exchange, sell, transfer, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to, all of the Company's property, including the Contracts and any property or interest that may be acquired by the Company as a result of any distribution in respect of the Contracts and any property received by the Company as a contribution from the Member;

               (iv) to execute and deliver, and to perform its obligations under, one or more trust agreements (the "Trust Agreements"), to sell or otherwise transfer all or any of the Contracts to one or more trusts formed by such Trust Agreements ("Trusts") for the purpose of issuing and selling from time to time in public or private offerings (including to any affiliate of the Member) series of consumer loan backed certificates or debt securities ("Securities") representing fractional undivided interests in, or debt secured by Contracts, to execute and deliver, and to perform its obligations under, any amendments, supplements or assignments, reassignments or reconveyances of Contracts and other assets related to the Trust Agreements, to provide for the issuance of additional obligations under the Trust Agreements and other documents related to the issuance of such obligations, and to engage in any activities necessary, appropriate or convenient to the operation of the Trusts formed by such Trust Agreements, and to execute, deliver and perform any other agreement, notice or document in

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

                           connection with, relating to, or contemplated by the Trust Agreements;

               (v) in its name as registrant and as depositor to the Trusts, to execute and file with the Securities and Exchange Commission ("Commission") one or more registration statements on the appropriate form (collectively, the "Registration Statement") for the registration under the Securities Act of 1933, as amended ("Securities Act"), of the Securities to be issued by the Trusts and to execute and file such amendment or amendments (both pre-effective and post-effective) and schedules and exhibits to the Registration Statement as may be deemed necessary or appropriate and to prepare and file with the Commission prospectuses and prospectus supplements relating to the issuance of the Securities and supplements thereto;

               (vi) to execute and deliver, and to perform its obligations under, one or more servicing agreements, sale and servicing agreements, pooling and servicing agreements, indenture agreements, underwriting agreements or similar agreements (collectively, the "Trust Documents"), pursuant to which Contracts will be sold to Trusts and will be serviced and Securities will be issued or sold, to execute and deliver, and to perform its obligations under, any amendments, supplements or assignments, reassignments or reconveyances of receivables and other assets related to any of the Trust Documents, and to engage in any activities necessary, appropriate or convenient to, and to execute, deliver and perform any other agreement, notice or documents in connection with, relating to or contemplated by, the Trust Documents;

               (vii) to execute and deliver, and to perform its obligations under one or more cash collateral account agreements, letter of credit agreements, reimbursement agreements, swap agreements or other forms of agreement providing credit or payment enhancement (and any related documents, certificates and instruments) with respect to the Contracts sold to the Trust (collectively, "Credit Enhancement Agreements") with any bank, insurance company or other person or entity;

               (viii) to execute and deliver, and to perform its obligations under, each document or agreement to which it becomes a party, and to execute and deliver, and to perform its obligations under, any amendments or supplements related to the foregoing, and to engage in any activities necessary, appropriate or convenient to, and to execute, deliver and perform any other agreement, notice or document in connection with, relating to or contemplated by, the foregoing;

                 (ix) to acquire, hold, enjoy, sell or otherwise transfer and grant rights in all of the rights and privileges of any certificate, interest or other indicia of beneficial ownership or any Securities issued by any Trust or any other person or entity to the Company pursuant to any Purchase Agreement, Trust Agreement, Trust Document, Credit Enhancement Agreement or other document, and to transfer such certificate, interest or other indicia of beneficial ownership interest to another person or entity;

                  (x) to engage in any activities necessary, appropriate or convenient to, and to execute, deliver and perform any other agreement, notice or document in connection with or relating to, the activities described above, including the filing of any notices, applications, financing statements and other documents necessary, advisable or convenient to comply with any applicable laws, statutes, rules and regulation;

                 (xi) to acquire, own, hold, sell, transfer, service, convey, safekeep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately issued asset backed securities (whether with unrelated third parties or with affiliated entities); and

                (xii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to, or necessary, convenient or advisable for the accomplishment of, the above-mentioned purposes (including the entering into of referral, management, servicing and administration agreements).

        (b) to enter into the Purchase Agreements, Trust Agreements, Trust Documents, Credit Enhancement Agreements and all documents, agreements, certificates, assignments, reassignments, amendments, supplements or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of any Member, Director, Officer or other person notwithstanding any other provision of


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

                  this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of any Director or Officer to enter into other agreements on behalf of the Company.

         5. Specific Officer Authorizations. To accomplish the Company's purposes, but subject to all the provisions of this Agreement, the officers of the Company ("Officers") are authorized as follows:

         (a) The Senior Vice President, Treasurer, with the written approval of either the Chairman of the Board or the President and Chief Executive Officer, and subject to any other limitations specified in this Agreement, is authorized to form or cause to be formed, from time to time, one or more Trusts for the purpose of issuing and selling the Securities, and determine the terms of the Securities, including, without limitation, the relative principal amounts, underwriting discounts, placement fees, the stated rate or rates of interest, the maturity dates and the offering prices to the public or private purchasers; provided, however, that the aggregate of the principal amount of all Securities issued by such Trusts shall not exceed $2,500,000,000.00, or such other amount that is approved by the Member.

         (b) The President and Chief Executive Officer and the Senior Vice President, Treasurer of the Company (each, an "Executive Officer"), and any other Executive, Senior, Vice or Assistant Vice President of the Company designated as an authorized officer for purposes of one or more transactions contemplated by the Company's powers and authorities stated in this Agreement, by a written instrument signed by an Executive Officer (which written instrument shall conclusively establish and evidence such designation until revoked by any Executive Officer), are designated as a "Proper Officer" for all purposes and authorizations set forth in this Agreement . The Proper Officers are, and each of them acting singly is, authorized:

                  (i) to negotiate, execute and deliver on behalf of the Company, Purchase Agreements, Trust Agreements, Trust Documents, Credit Enhancement Agreements or other agreements or arrangements with such underwriters or other persons as shall be specified in the Registration Statement, providing for the sale of the Securities and containing such representations, conditions, covenants and agreements as the Proper Officer executing the same shall approve, the execution thereof by such Proper Officer to be conclusive evidence of such approval; and that the Proper Officers are, and each of them is, acting singly, authorized and empowered to execute and deliver or cause to be executed and delivered any and all certificates, documents and instruments as any Proper Officer may approve as necessary or desirable in order to enable the Company fully and properly to perform its obligations under any such agreements or arrangements, the execution of any such certificate, document or instrument to be conclusive evidence of such approval;

                  (ii) to cause to be prepared, executed and filed all listing applications, indemnity agreements and other documents for the listing of the Securities on any securities exchange and the registration of the Securities under the Securities Exchange Act of 1934, as amended ("Exchange Act"), to cause to be prepared, executed and filed all applications, reports, surety bonds, irrevocable consents and appointments of attorneys for service of process, documents and instruments as may be deemed necessary or appropriate in order to register or qualify the Securities for issuance and sale or to exempt the issuance and sale under the securities laws of the various jurisdictions in which the Securities are to be sold and to cause to be prepared, executed, acknowledged, verified, filed, delivered or acknowledged such applications, reports, undertakings, resolutions, and other papers and instruments, and requests for rulings from appropriate federal and state banking, tax, securities and other agencies having jurisdiction as may be necessary or appropriate to provide for the issuance of the Securities and to accomplish the purpose and intent of this Agreement;

                (iii) from time to time to do, or cause to be done, all such other acts and things and to execute and deliver or cause to be executed and delivered all such instruments, agreements, certificates and documents, as each such officer shall deem necessary, desirable, or appropriate to carry out the purpose and intent of this Agreement;

                 (iv) to enter into, on behalf of the Company, one or more Credit Enhancement Agreements with such bank, insurance company or other financial institution as shall be selected by the Proper Officers, with such terms and conditions as may be approved by the Proper Officer executing the same, the execution and delivery of which shall evidence conclusively the Company's approval of the terms and conditions thereof;

                 (v) to prepare, execute and file with the Commission under the Securities Act of 1933 one or more Registration Statements, such amendment or amendments (both pre-effective and post-effective) and schedules and exhibits thereto and such prospectuses and prospectus supplements relating to the issuance of the Securities and such supplements thereto, all as they may deem necessary or appropriate;

                 (vi) to execute and deliver on behalf of the Company and in its name and on behalf of each director of the C ompany a power of attorney, appointing Mark H. Wright, President and Chief Executive Officer, Rosemary M. Elizalde, Senior Vice President, Treasurer, Michael J. Broker, Vice President, and Edwin T. McQuiston, Vice President of the Company, or any one of them, to act as attorneys-in-fact for the purpose of executing and filing with the Commission the Registration Statement and any and all amendments (both pre-effective and post-effective) or supplements thereto with any schedules and exhibits and other documents, and to act as agents for service of process by the Commission to be named as such in the Registration Statement with all the powers incident to such appointments;

        (c) All actions taken and expenses incurred by any Officers prior to the effective date of this Agreement in furtherance of any of the purposes stated or actions authorized in this Agreement are ratified, confirmed, adopted and approved.

         6. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.

         7. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         8. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

         9. Members. The name and the mailing address of the Member is set forth on Schedule A attached hereto.


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


         10. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and neither the Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member or manager of the Company.

         11. Capital Contributions. The Member is deemed admitted as the member of the Company upon its execution and delivery of this Agreement. The Member will contribute the amount of United States Dollars to the Company as listed on Schedule A attached hereto.

         12. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, a Member may make additional capital contributions to the Company with the written consent of the Member.

         13. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Member.

         14. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

         15. Management. The business and affairs of the Company shall be managed by or under the direction of a board comprised of one or more directors (each, a "Director" and collectively, the "Directors") elected, designated or appointed by the Member. A director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act. The Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. To the extent of their powers set forth in this Agreement, the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Except as provided in this Agreement, in exercising their rights and performing their duties under this Agreement, the Directors shall have fiduciary duties identical to those of directors of a business corporation organized under the Delaware General Corporation Law. The initial Directors and the Chairman of the board of directors of the Company designated by the Member are listed on Schedule B hereto.

         16. Officers. The Member may, from time to time as it deems advisable, appoint officers of the Company (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 15 may be revoked at any time by the Member. The initial Officers of the Company designated by the Member are listed on Schedule C hereto.

         17. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

         18. Exculpation and Indemnification. No Member, Officer or Director shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Member, Officer or Director in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Officer or Director by this Agreement, except that a Member, Officer or Director shall be liable for any such loss, damage or claim incurred by reason of such Member's, Officer's or Director's gross negligence or willful misconduct. To the fullest extent permitted by applicable law, a Member, Officer or Director shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member, Officer or Director by reason of any act or omission performed or omitted by such Member, Officer or Director in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member, Officer or Director by this Agreement, except that no Member, Officer or Director shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member, Officer or Director by reason of gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and no Member shall have personal liability on account thereof.

         19. Assignments. A Member may assign in whole or in part its limited liability company interest with the written consent of the Member. If a Member transfers all of its interest in the Company pursuant to this Section, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.

         20. Resignation. A Member may resign from the Company with the written consent of the Member. If a Member is permitted to resign pursuant to this Section, an additional member shall be admitted to the Company, subject to
Section 20, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

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

         21. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the written consent of the Member.

         22.      Dissolution.

                  (a) The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:
                           (i) the written consent of the Member, (ii) at any time there are no members of the Company, unless the business of the Company is continued in a manner permitted by the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

                  (b) The bankruptcy of the Member will not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

                  (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

         23. Separability of Provisions. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

         24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

         25. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.

         26. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

         27. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.


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


         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the __ day of July, 2002.



                                USAA FEDERAL SAVINGS BANK


                                By:        /s/ MARK H. WRIGHT
                                   ---------------------------------------
                                Name:       MARK H. WRIGHT
                                Title:      PRESIDENT &
                                            CHIEF EXECUTIVE OFFICER



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


                                   Schedule A
           to USAA Acceptance, LLC Limited Liability Company Agreement



      MEMBER
------------------------------  ---------------------------------  ----------------------------  -----------------
Name                            Mailing Address                    Agreed Value of               Percentage
----                            ---------------                    Capital Contribution          Interest
------------------------------  ---------------------------------  ----------------------------  -----------------
USAA Federal Savings Bank       10750 McDermott Frwy.                         $100                     100%
                                San Antonio, Texas 78288


------------------------------  ---------------------------------  ----------------------------  -----------------








                                   Schedule B
           to USAA Acceptance, LLC Limited Liability Company Agreement



DIRECTORS
---------

1. Mark H. Wright (Chairman)

2. Rosemary M. Elizalde

3. Luther G. Branham








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


                                   Schedule C
           to USAA Acceptance, LLC Limited Liability Company Agreement



OFFICERS                                           TITLE
---------                                          -----

Mark H. Wright                                     President and Chief
                                                   Executive Officer

Rosemary M. Elizalde                               Senior Vice President and
                                                   Treasurer

Luther G. Branham                                  Senior Vice President and
                                                   Secretary

Michael J. Broker                                  Vice President

Edwin T. McQuiston                                 Vice President



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